Exhibit 99.1

Equity Bancshares, Inc.

PRESS RELEASE – 09/20/2022

Equity Bancshares, Inc. Announces 25% Increase of Quarterly Cash Dividend on Common Stock

WICHITA, Kansas (September 20, 2022) – The Equity Bancshares, Inc. (NASDAQ: EQBK) Board of Directors (“Board”) announced it has increased its quarterly cash dividend to its stockholders by 25%.

The quarterly dividend of $0.10 per common share of Equity Bancshares, Inc. (“Equity” or “Company”) Class A stock is payable on October 14, 2022, to stockholders of record at the close of business on September 30, 2022. Future dividends will be subject to Board approval.

“We’re pleased to announce an expansion of our quarterly dividend for the first time in our Company’s history.  This 25% increase is reflective of our Company’s continued success in serving our customers and developing our team in order to enhance the return for our stockholders,” said Brad Elliott, Chairman and CEO of Equity. “We appreciate the support of our stockholders, and the ongoing efforts of our Equity Bank teams throughout our four-state footprint to continue to deliver expertise, innovation, and localized service.  We will continue to look for ways to emphasize stockholder return while growing the Equity Bank brand and business.”

The Board also authorized the repurchase of up to 1,000,000 shares of Equity’s outstanding common stock, par value $0.01 per share, from time to time, beginning October 1, 2022, and concluding September 30, 2023. The repurchase program does not obligate Equity to acquire a specific dollar amount or number of shares, and it may be extended, modified or discontinued at any time without notice.  Non-objection from the Federal Reserve Bank of Kansas City related to this repurchase plan was received September 16, 2022.

About Equity Bancshares, Inc.

Equity Bancshares, Inc. is the parent company of Equity Bank, offering a full range of financial solutions, including commercial loans, consumer banking, mortgage loans, and treasury management services. As of June 30, 2022, Equity had approximately $5 billion in consolidated total assets, with full-service locations in Kansas, Missouri, Arkansas and Oklahoma, including corporate offices in Wichita.

Equity provides an enhanced banking experience for customers through a suite of sophisticated banking products and services tailored to their needs, while delivering the high-quality, relationship-based customer service of a community bank. Equity’s common stock is traded on the NASDAQ Global Select Market under the symbol “EQBK.” Learn more at www.equitybank.com.

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements reflect the current views of Equity’s management with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature.  These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.  Factors that could cause actual results to differ materially from Equity’s expectations include COVID-19 related impacts; competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and

Exhibit 99.1

Equity Bancshares, Inc.

PRESS RELEASE – 09/20/2022

savings habits; and acquisitions and integration of acquired businesses; and similar variables. The foregoing list of factors is not exhaustive.

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2022, and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, such as COVID-19, and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue.

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Media Contact:

John J. Hanley

SVP, Director of Marketing

Equity Bancshares, Inc.

(913) 583-8004

jhanley@equitybank.com

Investor Contact:

Chris Navratil

SVP, Finance

Equity Bancshares, Inc.

(316) 612-6014

cnavratil@equitybank.com